UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

AADI BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250 Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (424) 744-8055

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Information.

As previously reported, in June 2022, EOC Pharma (Hong Kong) Limited (“EOC”) filed a Request for Arbitration with the International Chamber of Commerce’s International Court of Arbitration against Aadi Bioscience, Inc. (the “Company”). In the Request for Arbitration, EOC claimed that the Company breached certain provisions of the license agreement between EOC and the Company, dated December 8, 2020 (the “EOC License Agreement”), including failing to provide certain manufacturing information to EOC. As a result, EOC sought monetary damages against the Company.

On September 26, 2024, the arbitration panel issued a Final Award which, among other things, found and concluded that the Company did not breach the EOC License Agreement and accordingly is not liable for any damages to EOC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AADI BIOSCIENCE, INC.

Dated: September 30, 2024	/s/ Scott Giacobello
Scott Giacobello
Chief Financial Officer